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                                                                    EXHIBIT 24.2

                               FRESH'N LITE, INC.

                   CERTIFIED RESOLUTION OF POWER OF ATTORNEY

     The following resolution was duly adopted on June 30, 1998 by unanimous written consent of the Board of Directors of Fresh'n Lite, Inc., a Texas corporation (the "Company"), pursuant to the provisions of Article 9.10 of the Texas Business Corporation Act, and pursuant to the Bylaws of the Company, which shall have the same force and effect as if duly adopted at a meeting called for the purposes of action thereon, of the Board of Directors of the
Company:

     WHEREAS, the Board of Directors has approved the filing of a registration statement on an appropriate form (the "Registration Statement") with the Securities and Exchange Commission on behalf of the Company for the purpose of registering the resale, pursuant to the Securities Act of 1933, as amended, of any or all of the shares of common stock of the Company issued upon conversion of certain debentures or exercise of certain warrants; now, therefore, be it

          RESOLVED, that each director who may be required to sign and execute the Registration Statement or any amendment thereto or documents in connection therewith or in connection with the offering contemplated thereby (whether on behalf of the Company, as an officer or director of the Company or otherwise) and who is not required to sign in person pursuant to the Securities Act of 1933 be, and each of them hereby is, authorized to execute a power of attorney appointing Stanley L. Swanson as his true and lawful attorney-in-fact and agent, with full power of substitution and full power to each to act alone to sign in his name, place and stead in any such capacity, such Registration Statement and all amendments thereto and documents in connection therewith; that the actions of the officers and directors in executing the power of attorney in the form contained in the Registration Statement are hereby authorized, confirmed and approved; and that said attorney-in-fact and agent is hereby authorized to sign such Registration Statement, amendments and documents in the name, place and stead of each such officer and director who shall have executed such power of attorney (whether acting on behalf of the Company, as an officer or director of the Company, or otherwise).

     The undersigned, Curtis A. Swanson, as Assistant Secretary of the Company, hereby certifies that the resolution hereto is a full, true, and correct copy of the resolution duly adopted by the Company's Board of Directors by unanimous written consent of the Company's Board of Directors effective as of June 30, 1998.

     IN WITNESS WHEREOF, I have hereunto signed my name.


Dated: June 30, 1998
                                          /s/ CURTIS A. SWANSON
                                          --------------------------------------
                                          Curtis A. Swanson, Assistant Secretary